EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-103671 and No. 333-112490 of Accredited Home Lenders Holding Co. on Form S-8 of our report dated March 15, 2004, appearing in this Annual Report on Form 10-K of Accredited Home Lenders Holding Co. for the year ended December 31, 2003.

/s/    DELOITTE & TOUCHE LLP

March 25, 2004

San Diego, California